Exhibit 4.3

WARRANT NUMBER _______________

CARDAX, INC.

WARRANT TO PURCHASE SHARES OF CAPITAL STOCK

NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON ITS EXERCISE HAVE BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS CERTIFIES THAT, for value received, (the “Holder”), commencing _____________ (the “Date of Issue”) is entitled to purchase, subject to the conditions set forth below, at any time during the Exercise Period (as defined in Section 1.2 below), up to __________ shares ("Shares") of fully paid and non-assessable restricted capital stock, of ("Warrant Stock"), of Cardax, Inc., a Delaware corporation (the "Company"), at the per share purchase price (the "Warrant Exercise Price") set forth in Section 1.2, subject to the further provisions of this Warrant.

This Warrant is issued pursuant to that certain Note and Warrant Purchase Agreement dated as of _______________ (the “Purchase Agreement”) by and among the Company and the original holder of this Warrant, and is subject to the provisions thereof.

1.	EXERCISE OF WARRANT

The terms and conditions upon which this Warrant may be exercised, and the Warrant Stock covered hereby may be purchased, are as follows:

1.1           Warrants. The Company hereby issues to the Holder warrants to purchase ___________________ new issued shares of Warrant Stock (the “Warrants”).

1.2           The Warrant Exercise Price. The exercise price for the Warrants shall be equal to $0.625 per share, if exercised before five years from the date hereof, subject to adjustment as provided in Section 4 below.

1.3           Method of Exercise. The Holder of this Warrant may, prior to five years from the Date of Issue, unless extended by the Company in its sole discretion (the "Exercise Period"), exercise in whole or in part the purchase rights evidenced by this Warrant. Such exercise shall be effected by:

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(a)          the surrender of the Warrant, together with a duly executed copy of the form of subscription attached hereto, to the Secretary of the Company at its principal offices;

(b)          the payment to the Company, by certified check or bank draft payable to its order, of an amount equal to the aggregate Warrant Exercise Price for the number of Shares for which the purchase rights hereunder are being exercised; and

(c)          the delivery to the Company, if necessary, to assure compliance with federal and state securities laws, of an instrument executed by the Holder certifying that the Shares are being acquired for the sole account of the Holder and not with a view to any resale or distribution.

1.4           Satisfaction with Requirements of Securities Act of 1933. Notwithstanding the provisions of Section 1.1 and Section 7, exercise of this Warrant is contingent upon the Company's satisfaction that the issuance of Warrant Stock upon the exercise is exempt from the requirements of the Securities Act of 1933, as amended (the "Securities Act") and all applicable state securities laws. The Holder of this Warrant agrees to execute any and all documents deemed necessary by the Company to effect the exercise of this Warrant.

1.5           Issuance of Shares. In the event the purchase rights evidenced by this Warrant are exercised in whole or in part, one or more certificates for the purchased Shares shall be issued as soon as practicable thereafter to the Holder. In the event of a partial exercise, the Holder will not have the right to purchase any additional Shares pursuant to this Warrant.

1.6           Cancellation. Notwithstanding anything in this Warrant to the contrary, this Warrant shall be cancelled, and shall not be exercisable if, on or before five years from the Date of Issue.

2.	TRANSFERS

This Warrant and all rights hereunder are not transferable by the Holder except upon the distribution, dissolution or liquidation of the Holder, in which case the rights of the Holder hereunder shall pass pursuant to the articles of organization of the limited liability corporation.

3.	FRACTIONAL SHARES

Notwithstanding that the number of Shares purchasable upon the exercise of this Warrant may have been adjusted pursuant to the terms hereof, the Company shall nonetheless not be required to issue fractions of Shares upon exercise of this Warrant or to distribute certificates that evidence fractional shares nor shall the Company be required to make any cash payments in lieu thereof upon exercise of this Warrant. Holder hereby waives any right to receive fractional Shares.

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4.	ANTIDILUTION PROVISIONS

4.1           Stock Splits and Combinations. If the Company shall at any time subdivide or combine its outstanding shares of Warrant Stock, this Warrant shall, after that subdivision or combination, evidence the right to purchase the number of shares of Warrant Stock that would have been issuable as a result of that change with respect to the shares of Warrant Stock which were purchasable under this Warrant immediately before that subdivision or combination. If the Company shall at any time subdivide the outstanding shares of Warrant Stock, the Warrant Exercise Price then in effect immediately before that subdivision shall be proportionately decreased, and, if the Company shall at any time combine the outstanding shares of Warrant Stock, the Warrant Exercise Price then in effect immediately before that combination shall be proportionately increased. Any adjustment under this section shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.2           Reclassification, Exchange And Substitution. If the Warrant Stock issuable upon exercise of this Warrant shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares provided for above), the Holder of this Warrant shall, on its exercise, be entitled to purchase for the same aggregate consideration, in lieu of the Warrant Stock that the Holder would have become entitled to purchase but for such change, a number of shares of such other class or classes of stock equivalent to the number of shares of Warrant Stock that would have been subject to purchase by the Holder on exercise of this Warrant immediately before that change.

4.3           Reorganizations, Mergers, Consolidations Or Sale Of Assets. If at any time there shall be a capital reorganization of the Company's Warrant Stock (other than a combination, reclassification, exchange, or subdivision of shares provided for elsewhere above) or merger or consolidation of the Company with or into another entity, or the sale of the Company's properties and assets as, or substantially as, an entirety to any other person or entity, then, as a part of such reorganization, merger, consolidation or sale, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the Warrant Exercise Price then in effect, the number of shares of Warrant Stock or other securities or property of the Company, or of the successor entity resulting from such merger or consolidation, to which a holder of the Warrant Stock deliverable upon exercise of this Warrant would have been entitled in such capital reorganization, merger, or consolidation or sale if this Warrant had been exercised immediately before that capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder of this Warrant after the reorganization, merger, consolidation, or sale to the end that the provisions of this Warrant (including adjustment of the Warrant Exercise Price then in effect and number of Shares purchasable upon exercise of this Warrant) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant. The Company shall, within thirty (30) days after making such adjustment, give written notice (by first class mail, postage prepaid) to the Holder of this Warrant at the address of the Holder shown on the Company's books. That notice shall set forth, in reasonable detail, the event requiring the adjustment and the method by which the adjustment was calculated, and specify the Warrant Exercise Price then in effect after the adjustment and the increased or decreased number of Shares purchasable upon exercise of this Warrant. When appropriate, that notice may be given in advance and include as part of the notice required under other provisions of this Warrant.

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4.4           Reservation of Stock Issuable Upon Exercise. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Warrant Stock solely for the purpose of effecting the exercise of this Warrant such number of its shares of Warrant Stock as shall from time to time be sufficient to effect the exercise of this Warrant and if at any time the number of authorized but unissued shares of Warrant Stock shall not be sufficient to effect the exercise of this Warrant, in addition to such other remedies as shall be available to the Holder of this Warrant, the Company will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but un-issued shares of Warrant Stock to such number of shares as shall be sufficient for such purposes.

5.	RIGHTS PRIOR TO EXERCISE OF WARRANT

This Warrant does not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to receive dividends or other distributions, to exercise any preemptive rights, to vote, or to consent or to receive notice as a stockholder of the Company. If, however, at any time prior to the termination of this Warrant and prior to its exercise, any of the following events shall occur:

(a)          the Company shall declare any dividend payable in any securities upon its shares of Warrant Stock or make any distribution (other than a regular cash dividend) to the Holders of its shares of Warrant Stock; or

(b)          the Company shall offer to the holders of its shares of Warrant Stock any additional Warrant of Warrant Stock or securities convertible into or exchangeable for shares of Warrant Stock or any right to subscribe for or purchase any thereof; or

(c)          a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, sale, transfer or lease of all or substantially all of its property, assets and business as an entirety) shall be proposed and action by the Company with respect thereto has been approved by the Company's Board of Directors;

then in any one or more of said events the Company shall give notice in writing of such event to the Holder at the last address of the Holder as it shall appear on the Company's records at least twenty (20) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividends, distribution, or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to publish, mail or receive such notice or any defect therein or in the publication or mailing thereof shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or such proposed dissolution, liquidation or winding up. Each person in whose name any certificate for shares of Warrant Stock is to be issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which this instrument was surrendered and payment of the Warrant Exercise Price was made, irrespective of the date of delivery of such stock certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares of Warrant Stock at the close of business on the next succeeding date on which the stock transfer books are open.

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6.	SUCCESSORS AND ASSIGNS

The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder hereof and their respective successors and permitted assigns.

7.	RESTRICTED SECURITIES

The Holder acknowledges that this Warrant is, and each of the shares of Warrant Stock issuable upon the due exercise hereof will be, a restricted security, that he understands the provisions of Rule 144 of the Securities and Exchange Commission, and that the certificate or certificates evidencing such shares of Warrant Stock will bear a legend substantially similar to the following:

"The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state. They may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement covering these securities under the said Act or laws, or an opinion of counsel satisfactory to the Company and its counsel that registration is not required thereunder."

8.	LOSS OR MUTILATION

Upon receipt by the Company of satisfactory evidence of the ownership of and the loss, theft, destruction, or mutilation of any Warrant, and (i) in the case of loss, theft, or destruction, upon receipt by the Company of indemnity satisfactory to it, or (ii) in the case of mutilation, upon receipt of such Warrant and upon surrender and cancellation of such Warrant, the Company shall execute and deliver in lieu thereof a new Warrant representing the right to purchase an equal number of shares of Warrant Stock.

The Holder also acknowledges that each of the Shares issuable upon the due exercise hereof will be subject to any transfer restrictions in the Company’s Articles of Incorporation, including a right of first refusal to the Company, and the certificate or certificates evidencing the Shares will bear a legend to this effect.

9.	TERMINATION DATE

This Warrant shall terminate upon the sooner of (a) five years from the Date of Issue; (b) the exercise of all or any portion of this Warrant pursuant to the terms of Section 1 hereof; or (c) cancellation pursuant to Section 1.5 hereof.

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10.	GOVERNING LAW

This Warrant and any dispute, disagreement or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the State of New York without regard to conflicts of law.

11.         HEADINGS. The headings and captions used in this Warrant are used only for convenience and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

12.         NOTICES. All notices or other communications given or made hereunder shall be in writing and shall be mailed by certified or registered mail, delivered by professional courier or hand, or transmitted via email or facsimile, to such party’s address as set forth in the Purchase Agreement, or such other address as the Holder or the Company shall notify the other in writing as above provided. Any notice sent in accordance with this section shall be effective on the date three days after the date of mailing or, if delivered by hand or professional courier, or transmitted via email or facsimile with delivery receipt, on the date of delivery, provided, however, that notices to the Company will be effective upon receipt.

13.         SEVERABILITY. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Warrant and the balance of this Warrant shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

14.         PURCHASE AGREEMENT. This Warrant incorporates by reference all the terms of the Purchase Agreement.

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In Witness Whereof, the parties have executed this Warrant as of the date first written above.

COMPANY

By:

Name:

Title:

HOLDER

By:

Name:

Title:

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SUBSCRIPTION

____________________

Gentlemen:

The undersigned, _________________________________, hereby elects to purchase, pursuant to the provisions of the foregoing Warrant held by the undersigned, _______________ shares of the ____________ Stock ("Warrant Stock") of Cardax, Inc., a Delaware corporation.

Payment of the purchase price of __________ per Share required under such Warrant accompanies this subscription.

The undersigned hereby represents and warrants that the undersigned is acquiring such Warrant Stock for the account of the undersigned and not for resale or with a view to distribution of such Warrant Stock or any part hereof; that the undersigned is fully aware of the transfer restrictions affecting restricted securities under the pertinent securities laws and the undersigned understands that the shares purchased hereby are restricted securities and that the certificate or certificates evidencing the same will bear a legend to that effect.

DATED: ____________, ____.

Signature:

Name:

Title:

Address:

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